Exhibit 99.1

Pacific Software Inc. Shareholders Receive Spinoff Shares

Toronto, Ontario– April 30, 2019 – Pacific Software, Inc. (OTC: PFSF) (“Pacific Software” or the “Company”), is an enterprise designer and developer of transactional solutions in a variety of industries positioned for investments, mergers and acquisitions of emerging technologies and platforms.

The company today announced a dividend spinoff to shareholders of Pacific Software, Inc., a Nevada Corporation, whereby shareholders on the Record Date of December 31, 2018 received an equal number of shares in the spinoff company, Hypersoft Ventures, on April 9, 2019, the Payment Date.

The Hypersoft Ventures stock dividend was based on the preferred and common stock that was issued and outstanding as of the Record Date. The spin off shares have been issued with restricted legends attached, and will remain restricted until such time as the company files a Form 10, or the shares qualify for a valid exemption from registration.

“Hypersoft Ventures was established as a sales and marketing organization focused on hosting a B2B e-commerce trade platform that manages buyers and sellers in the commodities sector, commented Harrysen Mittler CEO; “ The online Platform registered as BoaPin.com provides a variety of tools and services which include; smart contracts, digital marketing, financial services, blockchain tracking solutions, commodities search/match interface, product certifications and other services for its business users”.

The company intends to operate the commodities trading portal and market its services to buyers and sellers globally. The multifaceted and multilingual portal BoaPin.com is now commercially active online. The initial marketing focus will be directed to the emerging markets of Brazil and China where extensive research has indicated that these countries are well suited to embrace the e-commerce services to be offered on a bilateral basis. Brazil has a wealth of products to be offered for sale and China is one of Brazil’s larger and expanding trading partners. Several key online commodities to be offered through the portal could include; Agriculture, Fertilizers, Cosmetics, Chemicals, Electronics, Heavy Equipment, Alcohol, Apparel and others.

The Hypersoft Ventures business model is fashioned as a transactional service provider geared to sales and marketing to sellers and buyers of commodities via BoaPin.com. As a result, the company expects collaborations with several international distribution channels to elevate business trade volumes. Further it plans to implement digital marketing campaigns to create brand admiration and awareness for users to expand their global footprint. In order to utilize the services offered by BoaPin.com potential users, both buyers and sellers of products, must become Registrants or subscribers to the portal.

About Pacific Software

Pacific Software, Inc. (OTC: PFSF) is an enterprise designer and developer of transactional solutions for most industries postured for investments, mergers, acquisitions and business combinations for emerging technologies and digital platforms. The company is the current operator of Boapin.com its multi-faceted commodities trading portal.

About BoaPin

BoaPin.com is a multi-lingual, multi-faceted commodities trading portal uniquely positioned to deliver B2B solutions to subscribers for the import/export trade sector. It may deploy cutting-edge technologies such as Artificial Intelligence (AI), big data analytics, smart contracts, and blockchain solutions utilizing IBM’s Backend as a Service (BAAS) infrastructure. The BoaPin platform aims to shorten trade cycles, increase trade efficiencies and increase global trade. Designed as an open architecture platform, BoaPin could build an ecosystem which digitizes the trade process, including product listing, search/ marketing and advertising, buyer /seller communications, product certification, logistics, trade, finance, payment solutions, sales and order management. For additional information please visit www.Boapin.com and www.pacificsoftwareinc.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Pacific Software. and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the hyperledger blockchain technology solutions will be well received or utilized. Additional examples of such risks and uncertainties include, but are not limited to (i) Pacific Software's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Pacific Software’s ability to maintain existing, and secure additional, contracts with users of its solutions; (iii) Pacific Software’s ability to successfully expand in existing markets and enter new markets; (iv) Pacific Software’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Pacific Software’s business; (viii) changes in government licensing and regulation that may adversely affect Pacific Software’s business; (ix) the risk that changes in consumer behavior could adversely affect Pacific Software’s business; (x) Pacific Software’s ability to protect its intellectual property; (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent quarterly report on filed by Pacific Software with the Securities and Exchange Commission. Pacific Software anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Pacific Software assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Pacific Software, Inc.

info@pacificsoftwareinc.com

+1 914 564 2430